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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     January 18, 2000


Commission       Registrant, State of Incorporation           I.R.S. Employer
File Number      Address and Telephone Number             Identification Number

1-3559           Atlantic City Electric Company                 21-0398280
                 (a New Jersey Corporation)
                 800 King Street
                 P.O. Box 231
                 Wilmington, Delaware 19899
                 Telephone: (302) 429-3114




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ITEM 5.  OTHER EVENTS.

Sale of Fossil Fuel-Fired Electric Generating Plants

As previously reported, Atlantic City Electric Company (ACE) conducted an auction for the sale of non-strategic baseload fossil fuel-fired electric generating plants. On January 19, 2000, ACE's parent company, Conectiv, announced that ACE had reached agreement to sell its interests in two wholly-owned and two-jointly owned fossil fuel-fired generating plants to NRG Energy, Inc., together with related assets and properties, for aggregate cash consideration of $178,401,000, subject to adjustment based on variances in the value of fuel and material inventories at the closing and certain capital expenditures.

As a result of the agreement, subject to satisfaction of certain conditions, ACE's interest in the following fossil-fuel fired generating plants will be sold:

     o B.L. England Station, a wholly-owned 447 MW coal- and oil-fired generating plant located in Cape May County, New Jersey;

     o Deepwater Station, a wholly-owned 239 MW coal-, oil- and natural gas-fired generating plant located in Salem County, New Jersey;

     o 2.47 % interest in Keystone Station, a jointly-owned coal-fired generating plant located in Shelocta, Pennsylvania; and

     o 3.83 % interest in Conemaugh Station, a jointly-owned coal-fired generating plant located in New Florence, Pennsylvania.

Consummation of the sale is subject to the satisfaction of certain conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals. The sale is expected to be completed during the third quarter of 2000.

On January 19, 2000, Conectiv issued a press release related to the sale of the generating plants, a copy of which has been filed as an exhibit to this report and is incorporated by reference herein.

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                                    * * * * *

ACE's agreement for the sale of non-strategic baseload fossil fuel-fired electric generating plants to NRG Energy, Inc. resulted in an adjustment to the extraordinary item initially estimated and recorded in the third quarter of 1999 for discontinuing application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," to ACE's electric supply business. As a result, ACE recorded an extraordinary loss of $40.6 million, net of income taxes, in the fourth quarter of 1999.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

o        Exhibits.

99.1 Press release issued by Conectiv dated January 19, 2000, related to the sale of ACE's fossil fuel-fired electric generating plants.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ATLANTIC CITY ELECTRIC COMPANY



                                            By:  /s/ PHILIP S. REESE
                                                -------------------------------
                                                  Philip S. Reese
                                                  Vice President and Treasurer



January 31, 2000



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EXHIBIT INDEX

EXHIBIT                      DESCRIPTION                           PAGE
NUMBER

99.1            Press Release issued by Conectiv dated
                January 19, 2000, related to the sale of ACE's fossil fuel-fired electric generating plants.